Exhibit 10.2

Confidential Treatment Requested by ITUS Corporation,

IRS Employer Identification No. 30-0793665

***CONFIDENTIAL TREATMENT REQUESTED***

NOTE: CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “[***]”

AMENDMENT NO. 2 TO

SECOND AMENDED AND RESTATED SUPPLY AND LICENSE AGREEMENT

AND

AMENDMENT NO. 1 TO SUBLICENSE AGREEMENT

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED SUPPLY AND LICENSE AGREEMENT AND AMENDMENT NO. 1 TO SUBLICENSE AGREEENT (the “Amendment”), effective as of January 10, 2018 (the “Effective Date”), is made by and among:

(i)    MAYNE PHARMA VENTURES PTY LTD, an Australian company ACN 168 896 357 (“Mayne Pharma”);

(ii)    MAYNE PHARMA INTERNATIONAL PTY LTD, an Australian company ACN 007 870 984 (“Mayne Pharma International”); and

(iii)     HEDGEPATH PHARMACEUTICALS, INC., a Delaware corporation (“HPPI”).

WHEREAS, Mayne Pharma and HPPI are parties to that certain Second Amended and Restated Supply and License Agreement, dated May 15, 2015, as amended on November 22, 2016 (the “Existing SLA”);

WHEREAS, Mayne Pharma International and HPPI are parties to that certain Sublicense Agreement dated August 31, 2015 (the “Existing Angiogenesis and Hedgehog Patent Sublicense”);

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), between Mayne Pharma and HPPI, Mayne Pharma has agreed to invest up to Five Million Dollars (US$5,000,000) in HPPI;

WHEREAS, as a condition to such investment under the Securities Purchase Agreement, the parties hereto are required to amend the Existing SLA (the Existing SLA, as amended by this Amendment, the “SLA”) and the Existing Angiogenesis and Hedgehog Patent Sublicense (the Existing Angiogenesis and Hedgehog Patent Sublicense, as amended by this Amendment, the “Angiogenesis and Hedgehog Patent Sublicense”) on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, and pursuant to Section 26.8 of the Existing SLA and Section 10.10 of the Existing Angiogenesis and Hedgehog Patent Sublicense, the parties, intending to be legally bound, hereby agree to amend the Existing SLA and the Existing Angiogenesis and Hedgehog Patent Sublicense (as applicable) as of the Effective Date as follows:

1.	Defined Terms. Unless otherwise defined herein or expressly specified otherwise, all capitalized terms used herein shall have the meanings ascribed to them in the SLA or Angiogenesis and Hedgehog Patent Sublicense, as applicable. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing SLA and the Existing Angiogenesis and Hedgehog Patent Sublicense shall, after this Amendment becomes effective, refer to the Existing SLA and the Existing Angiogenesis and Hedgehog Patent Sublicense, as applicable, as amended hereby. Each reference to the “Agreement” or “thereunder”, “thereof” or “therein” in respect of the Existing SLA or the Existing Angiogenesis and Hedgehog Patent Sublicense, and each other similar reference, contained in any other related document shall, after this Amendment becomes effective, similarly refer to the Existing SLA and the Existing Angiogenesis and Hedgehog Patent Sublicense, as applicable, as amended hereby.

2.	Amendments to Clause 1.1 of the Existing SLA.

a.	The definition of “Target Launch Date” in Clause 1.1 of the Existing SLA is hereby deleted and replaced with the following:

“Target Launch Date is June 30, 2020, as that date may be extended by agreement of the parties in writing.”

b.	Clause 1.1 of the Existing SLA is hereby amended by inserting the following definitions in their appropriate alphabetical places:

“Angiogenesis and Hedgehog Patent Sublicense means that certain Sublicense Agreement dated August 31, 2015, by and between Mayne Pharma International Pty Ltd, an Australian company ACN 007 870 984 (“Mayne Pharma International”), and HPPI, as amended from time to time.”

“BCCNS Field means the treatment of human patients with Basal Cell Carcinoma Nevus (Gorlin) Syndrome via oral administration.”

“NDA means HPPI’s New Drug Application for SUBA BCCNS filed or to be filed by HPPI with the FDA.”

“Target Failure means the earlier to occur of (i) December 31, 2018, if the FDA has not accepted the filing of the NDA by such date; provided that such date shall be automatically extended in the event that the NDA is filed with FDA during

December 2018 to a date which is 30 days from the date of such filing and (ii) the Target Launch Date, if the commercial launch of Product in the Territory in the BCCNS Field has not been achieved by HPPI by such date.”

3.	Amendments to Clause 5.3 of the Existing SLA. Clause 5.3 (Failure to obtain Marketing Authorisations) of the Existing SLA is deleted in its entirety and replaced with the following:

“5.3    Target Failure

(a)    Within *** following a Target Failure, HPPI shall provide written notice of such Target Failure to Mayne Pharma. Within *** from the date Mayne Pharma receives written notice of a Target Failure or, failing timely provision of such notice, on Mayne Pharma becoming aware of such Target Failure, Mayne Pharma may, by notice to HPPI (any such notice, an “Assumption Notice”), elect to assume the right to, on its own and at its sole cost and expenses, exploit any Product solely in the BCCNS Field in the Territory. Notwithstanding any exercise by Mayne Pharma of its right to assume the right to exploit any Product in the BCCNS Field in the Territory as provided for in this Clause 5.3(a), if the event such exercise shall be undertaken under the circumstances provided for in subclause (i) of the definition of Target Failure, HPPI and Mayne Pharma shall nonetheless continue in good faith during the term of this Agreement to develop Products in the Field (other than the BCCNS Field) in accordance with and subject to the terms of the this Agreement.

(b) Effective from and after delivery of an Assumption Notice to HPPI, and notwithstanding anything else contained in the Agreement:

i.	The term “Field” shall specifically exclude the BCCNS Field;

ii.	Mayne Pharma shall actively seek and use reasonable commercial efforts to (A) obtain Marketing Authorisation for a Product in the BCCNS Field in the Territory; and (B) thereafter, maximise the sale of all approved Products in the BCCNS Field in the Territory (including, without limitation, through maintaining all warehousing, sales, personnel and facilities required to perform its obligations under this Agreement with respect to Products in the BCCNS Field in the Territory);

iii.	Mayne Pharma shall pay fees or charges in respect of the application for all Marketing Authorisations for any Product in the BCCNS Field, maintenance of all Marketing Authorisations for any Product in the BCCNS Field and the making of any variation to all Marketing Authorisations for any Product in the BCCNS Field;

iv.	Mayne Pharma shall comply with the requirements of any Relevant Regulatory Authority within the Territory, including in connection with any Marketing Authorisation and all reporting obligations, in each case with respect to any Product in the BCCNS Field;

v.	For the avoidance of doubt, the grant of right to use the Trade Mark pursuant to Clause 3.1(c) shall exclude the BCCNS Field and HPPI acknowledges that Mayne Pharma retains the exclusive right to use the Trade Mark in the BCCNS Field;

vi.	The license of HPPI Licensed Rights under Schedule 7 shall be expanded to include an exclusive, perpetual, irrevocable license to copy and exploit any Intellectual Property Rights (including all Developed Intellectual Property Right the subject of Clause 18.5 and including any rights in respect of trade and service marks and logos) with respect to Products in the Territory, but solely in the BCCNS Field;

vii.	For the avoidance of doubt, following delivery of an Assumption Notice, this Section 5.3 and the expanded license of HPPI Licensed Rights under Schedule 7 shall survive termination of this Agreement with respect to Products in the Territory;

viii.	HPPI shall promptly deliver to Mayne Pharma a copy of any document, data and other information embodying the HPPI Licensed Rights since the most recent request by Mayne Pharma under item 2 of Schedule 7;

ix.	From time to time at Mayne Pharma’s written request, HPPI shall use commercially reasonable efforts to assign to Mayne Pharma any clinical trial, consulting or related agreements between HPPI and any third party with respect to any Product in the BCCNS Field;

x.	HPPI shall not be required to pay any amounts to Mayne Pharma under Schedule 5 of this Agreement with respect to any Product in the BCCNS Field;

xi.	Subject to Clause 5.3(b)(xii), within 60 days of the end of each Quarter, Mayne Pharma shall pay to HPPI a cash royalty of *** on the aggregate of the *** for the Product sold by Mayne Pharma, its Affiliates or any sub licensee to third parties in the Territory in the BCCNS Field, less ***:

xii.	In respect of the amounts payable under Clause 5.3(b)(xi):

***

xiii.	Mayne Pharma will maintain books of account and records with respect to sales and stocks of the Product in the Territory in the BCCNS Field by Mayne Pharma, its Affiliates and any sub licensee (including stock records) (Mayne Pharma Books of Account). HPPI will have the right to appoint, on reasonable notice, a certified accountant who is independent and from a nationally recognised accounting firm (HPPI Accountant) to inspect and examine the Mayne Pharma Books of Account. HPPI will bear the fees of the HPPI Accountant unless an error equivalent to *** or more (in favor of HPPI) of the amounts payable under Clause 5.3(b)(xi) in any calendar year is discovered, in which case the fees will be borne by Mayne Pharma. Mayne Pharma will maintain the Mayne Pharma Books of Account in accordance with business accounting standards in the Territory; and

xiv.	The indemnity in Clause 16.4 of this Agreement shall not apply to the extent it relates to activities, use or effects occurring from or after the delivery of such Assumption Notice and to Product in the BCCNS Field. Mayne Pharma shall indemnify and hold harmless and keep indemnified and held harmless HPPI and each of its Personnel from and against all actions, claims, demands, losses, damages, costs and expenses (including legal expenses as between a solicitor and their own client) howsoever and wheresoever arising, whether during or after the Term, to the extent arising from or in respect of any of the following activities, use of effects occurring from or after the delivery of an Assumption Notice:

(A) the research, development or registration activities relating to the Product in the BCCNS Field, directly or indirectly, by Mayne Pharma;

(B) the importation, promotion, marketing, sale or distribution of the Product in the BCCNS Field, directly or indirectly, by Mayne Pharma;

(C) the use or effects of such Product in the BCCNS Field; and

(D) to avoid doubt and without limitation, any actual or alleged infringement of Intellectual Property Rights arising from any activities, use or effects referred to above,

except to the extent that such action, claim, demand, loss, damage, cost or expense is caused by a breach of an express warranty given under this Agreement by HPPI or the gross negligence, fraud or willful misconduct of HPPI or its Personnel.”

4.	Amendment to 12.3(b) of the Existing SLA. Clause 12.3(b) (Efforts to maximise sales) of the Existing SLA is deleted in its entirety and replaced with the following:

“(b) after Minimum Annual Volumes have been established as provided for in Schedule 5 of this Agreement, HPPI must use reasonable commercial efforts to maximise the sale of the Product in the Field in the Territory (including, without limitation, through maintaining all warehousing, sales, personnel and facilities required to perform its obligations under this Agreement with respect to Products in the Field in the Territory).”

5.	New Clause 27 of the Existing SLA. The Existing SLA is hereby amended by inserting the following new Clause 27:

“All rights and licenses granted by HPPI to Mayne Pharma under this Agreement (including, without limitation, pursuant to Clause 5.3 and Schedule 7) are and shall be deemed to be rights and licenses to “intellectual property” and the subject matter of this Agreement, including all Intellectual Property Rights, is and shall be deemed to be “embodiment[s]” of “intellectual property” in each case, as such terms are used in and interpreted under Section 365(n) of the United States Bankruptcy Code (the “Code”) (11 U.S.C. § 365(n)). Mayne Pharma shall have all rights, elections and protections under the Code and all other applicable bankruptcy, insolvency and similar laws with respect to this Agreement (including, without limitation, pursuant to Clause 5.3 and Schedule 7) and the subject matter hereof and thereof Without limiting the generality of the foregoing, HPPI acknowledges and agrees that, if HPPI or its estate becomes subject to any bankruptcy or similar proceeding: (A) subject to Mayne Pharma’s rights of election under Section 365(n), all rights, licenses and privileges granted to Mayne Pharma under this Agreement (including, without limitation, pursuant to Clause 5.3 and Schedule 7) will continue subject to the respective terms and conditions hereof and thereof, and will not be affected, even by HPPI’s rejection of this Agreement (including, without limitation, pursuant to Clause 5.3 and Schedule 7) and (B) Mayne Pharma shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property and embodiments of intellectual property, which, if not already in Mayne Pharma’s possession, shall be promptly delivered to Mayne Pharma or its designee, unless HPPI elects to and does in fact continue to perform all of its obligations under this Agreement (including, without limitation, pursuant to Clause 5.3 and Schedule 7).”

6.	Amendments to the Existing Angiogenesis and Hedgehog Patent Sublicense.

a.	Article 1 of the Existing Angiogenesis and Hedgehog Patent Sublicense is hereby amended by inserting the following definitions in their appropriate alphabetical places:

“BCCNS Field means the treatment of human patients with Basal Cell Carcinoma Nevus (Gorlin) Syndrome via oral administration.”

“NDA” means HPPI’s New Drug Application for SUBA BCCNS filed or to be filed by HPPI with the U.S. Food and Drug Administration.”

“Target Failure means the earlier to occur of (i) December 31, 2018, if the FDA has not accepted the filing of the NDA by such date; provided that such date shall be automatically extended in the event that the NDA is filed with the FDA during December 2018 to a date which is 30 days from the date of such filing and (ii) the Target Launch Date, if the commercial launch of Licensed Product in the Territory in the BCCNS Field has not been achieved by HPPI by such date.”

“Target Launch Date is June 30, 2020, as that date may be extended by agreement of the parties in writing.”

b.	Article 10 of the Existing Angiogenesis and Hedgehog Patent Sublicense is hereby amended by inserting the following new Paragraph 10.19:

“10.19 Target Failure.

(a)	Within *** following a Target Failure, HPPI shall provide written notice of such Target Failure to Mayne Pharma. Within *** from the date Mayne Pharma receives written notice of a Target Failure or, failing timely provision of such notice, on Mayne Pharma becoming aware of such Target Failure, Mayne Pharma may, by notice to HPPI (any such notice, an “Assumption Notice”), elect to exclude the BCCNS Field from the Licensed Field.

(b)	Effective from and after delivery of an Assumption Notice to HPPI, and notwithstanding anything else contained in this Agreement:

i.	The “Licensed Field” specifically excludes the BCCNS Field;

ii.	HPPI shall not be required to pay the minimum annual royalty payable under Article 3.2 of this Agreement with respect to any Licensed Product in the BCCNS Field;

iii.	HPPI shall not be required to pay a running royalty under Article 3.3 of this Agreement with respect to any Licensed Product in the BCCNS Field;

iv.	HPPI shall be required to pay *** of any milestone payments under Article 3.5 of this Agreement (and Mayne Pharma to forfeit the remaining ***) with respect to any Licensed Product in the BCCNS Field, with *** of the amounts forfeited by Mayne Pharma on the due date to be recovered from HPPI by Mayne Pharma and its affiliates on a dollar-for-dollar basis through withholding of royalty payments due to HPPI from Mayne Pharma Ventures Pty Ltd. under Clause 5.3(b)(xi) of the Second Amended and Restated Supply and License Agreement, dated as of May 15, 2016, by and among Mayne Pharma Ventures Pty Ltd. and HPPI, as amended by the Amendment No. 1 to the Second Amended and Restated Supply and License Agreement, effective as of November 22, 2016, and the Amendment No. 2 to the Supply and License Agreement, effective as of January 10, 2018, and as further amended from time to time; and

v.	The indemnity by HPPI in Article 7 of this Agreement shall not apply to injuries or losses to third parties caused by or arising from acts or omissions occurring from or after the delivery of such Assumption Notice to HPPI, to the extent relating to Licensed Products in the BCCNS Field.”

7.	Updated Notice Details

a.	For the purposes of Clause 22.1 of the SLA, Mayne Pharma’s address for Notices is:

General Counsel

Mayne Pharma Ventures Pty Ltd

1538 Main North Road,

Salisbury South 5106 SA,

Australia

Facsimile: +61 3 9614 7022.

b.	For the purposes of Article 10.6 of the Angiogenesis and Hedgehog Patent Sublicense, the address of Mayne Pharma International is:

General Counsel

Mayne Pharma International Pty Ltd

1538 Main North Road,

Salisbury South 5106 SA,

Australia

Facsimile: +61 3 9614 7022.

8.	Further Assurances. At any time or from time to time on and after the date hereof (including, without limitation, following the delivery of any Assumption Notice), any party hereto shall at the request of another party (a) execute, and deliver or cause to be delivered, all such amendments, consents, documents or further instruments of assignment, transfer or license, and (b) take or cause to be taken all such actions, as the requesting party may reasonably deem necessary or desirable in order for the requesting party to obtain the full benefits of this Amendment, the amendments contemplated hereby and the transactions contemplated hereby and thereby.

9.	No Further Amendment. Except as amended hereby, the SLA and the Angiogenesis and Hedgehog Patent Sublicense shall remain unmodified and in full force and effect.

10.	Governing Law. This Amendment shall be governed by and controlled and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules that would result in the application of the laws of another jurisdiction.

11.

Headings; Counterparts. The headings contained in this Amendment are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Amendment. This Amendment may be executed in two (2) or more counterparts, each of which, when executed, shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document. Such counterparts may be executed and delivered by facsimile/email transition, which shall constitute valid execution and delivery. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, to the extent and as provided for in any applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date first above written.

MAYNE PHARMA VENTURES PTY LTD

By:	/s/ Scott A. Richards
Name:	Scott A Richards
Title:	Director

MAYNE PHARMA INTERNATIONAL PTY LTD

By:	/s/ Scott A. Richards
Name:	Scott A Richards
Title:	Director

HEDGEPATH PHARMACEUTICALS, INC

By:	/s/ Nicholas J. Virca
Name:	Nicholas J. Virca
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2 to

Second Amended and Restated Supply and License Agreement

and Amendment No. 1 to Sublicense Agreement]